Exhibit 10.54

MUTUAL R E L E A S E

IN CONSIDERATION of the delivery of 100,000 shares of BULLDOG TECHNOLOGIES INC. and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, JAMES McMILLAN (hereafter “the Employee“)for himself, his heirs, executors, administrators, successors and assigns, does hereby remise, release and forever discharge BULLDOG TECHNOLOGIES INC. (“the Employer”), its agents, servants, successors and assigns of and from any and all manner of actions, causes of action, claims and demands which he had or now has and for greater certainty, but without restricting the generality of the foregoing, the Employee for himself, his heirs, executors, administrators, successors and assigns, does hereby remise, release and forever discharge the Employers, its agents, servants, successors and assigns, of and from all claims and demands which hereto for have been or hereafter may be sustained in consequence of the termination of the Employee’s employment by the Employer and the termination of the Employee’s role as a director of the Employer and, from all claims and demands whatsoever arising out of or in connection with the Employment Standards Act or the Human Rights Code of British Columbia.

IN CONSIDERATION of the promise of the Employee to release the Employer, its agents, servants, successors and assigns on the terms noted above, and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employer for itself and for its agents, servants, successors and assigns, does hereby remise, release and forever discharge the Employee, his heirs, executors, administrators, successors and assigns of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, claims, demands, damages, costs, expenses and all other legal obligations and compensation of whatsoever kind and howsoever arising and whether known or unknown, suspected or unsuspected, which it had or now has, or which its agents, servants, successors and assigns hereafter can, shall or may have arising out of the Employee’s employment or his role as a director of the Employer.

Both the Employer and the Employee agree to maintain confidentiality with respect to the circumstances surrounding the termination of the Employee’s employment with the Employer and the termination of the role of the Employee as a director of the Employer except as may be required by law and agree not to disclose to any person, individual or corporate, any information in respect thereof save as may be required by law.

The parties hereto acknowledge that they have each obtained legal advice from their respective solicitors explaining the meaning and effect of this release.

DATED this 27th day of April, 2005 at the City of Ottawa, Ontario.

SIGNED, SEALED and DELIVERED by JAMES McMILLAN in the presence of: /s/ Stacy Lowe Signature Stacy Lowe Print Name 120 Kerryhill Crescent Address Dunrobin, ON K0A 1T0 Mother Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ James McMillan JAMES McMILLAN

BULLDOG TECHNOLOGIES INC.

Per:	/s/ John Cockburn
Authorized Signatory